UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 19, 2009

Las Vegas Gaming, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30375	88-0392994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3980 Howard Hughes Parkway, Suite 450, Las Vegas, Nevada		89118
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	702-871-7111

4000 W. Ali Baba Lane Suite D, Las Vegas, Nevada
(Former name or former address, if changed since last report.)

☐   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 19, 2009, Las Vegas Gaming, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Gaming Arts, LLC (“Gaming Arts”) pursuant to which Gaming Arts (i) acquired the Company’s bingo operations (the “Bingo Business”), including, but not limited to, all tangible assets, customer lists, marketing information, intellectual property, books and records, contracts and agreements, and accounts receivable related to the Bingo Business, (ii) acquired the intellectual property related to the Company’s keno operations (the “Keno IP”), (iii) acquired certain intellectual property and assets related to the Company’s PRACs system (the “PRACS Business”), including, but not limited to, all tangible assets, customer lists, accounts receivable, and contracts and agreements related to the PRACS Business, (iv) was granted a license to intellectual property related to the PRACS Business, and (v) assumed the obligations under the Assumed Contracts, as defined in the Purchase Agreement, arising after the date of the Purchase Agreement and assumed certain trade payables arising after July 1, 2009 (collectively, the “Assets”).

In connection with the Purchase Agreement, the Company and Gaming Arts executed certain ancillary agreements including (i) a Services Agreement, whereby the Company agreed to provide Gaming Arts with such services as are necessary and appropriate for the day-to-day administration of the Bingo Business, in consideration for which, Gaming Arts shall pay the Company the amount of the actual allocated costs and expenses of Gaming Arts incurred in connection with the services, (ii) an Assignment of Contracts, (iii) a Trademark Assignment, (iv) a Patent Assignment, (v) a License Agreement, whereby Gaming Arts granted the Company a license to use the Keno IP in the operation of the Company’s keno business and in connection with the Company’s Nevada Numbers and Million Dollar Ticket games to be played solely on the Company’s PlayerVision system, and (vi) a License Agreement, whereby the Company granted to Gaming Arts an exclusive license in any non-slot machine applications and a non-exclusive license in any slot machine applications with respect to all intellectual property, including source codes, related to the Company’s Nevada Numbers game.

As consideration for the Assets, Gaming Arts paid the Company $1.1 million in cash (the “Purchase Price”).  The Purchase Price is subject to certain adjustments based on a final accounting of the accounts receivable and accounts payable attributable to the Bingo Business.  The Purchase Price is also subject to a five-month, $100,000 holdback.  All of the cash proceeds of the Purchase Price have been used by the Company to pay short-term obligations.

                The Purchase Agreement includes representations, warranties, covenants and indemnification customary for a transaction of this nature.  The Purchase Agreement also includes a covenant that the Company will not participate in the Bingo Business, Keno IP or PRACS Business for a period of five years after the date of the Purchase Agreement.  However, the Company will not be in violation of this covenant if the Company is engaged in a business involving bingo or keno implemented in the Company’s PlayerVision system as it existed on the date of the Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAS VEGAS GAMING, INC.

Date: August 25, 2009	By:	/s/ Bruce A. Shepard
Bruce A. Shepard Chief Financial Officer